Exhibit 99.1

        Digital Impact Signs Definitive Agreement to Acquire
              Marketleap, Leading Search Engine Marketer


    SAN MATEO, Calif.--(BUSINESS WIRE)--July 12, 2004--

            Acquisition Expands Digital Impact's Integrated
                  Digital Marketing Services Offering

    Digital Impact, Inc. (Nasdaq:DIGI), a leading provider of integrated digital marketing solutions for Global 2000 enterprises, today announced that it has signed a definitive agreement to acquire Marketleap, a San Francisco-based Internet marketing firm specializing in search engine marketing services for clients such as Kaiser Permanente, Primedia, SBC's SMARTpages.com and Tyco Electronics. This acquisition will enable Digital Impact to enhance its robust integrated marketing solutions by offering clients industry-leading search engine optimization, paid inclusion and pay-for-placement solutions.
    Under the terms of the agreement, Digital Impact will acquire all of the outstanding equity of Marketleap for $1.5 million in cash and 1.25 million of Digital Impact's shares and options. Additional contingent consideration of up to 200,000 common shares of Digital Impact stock will become issuable at the end of Digital Impact's 2005 fiscal year if certain revenue milestones are met.
    While email marketing remains the primary online medium for customer retention, search engine marketing has rapidly evolved into the fastest growing online customer acquisition channel. The combination of Digital Impact's strengths in email marketing with Marketleap's expertise in search engine marketing will offer clients true closed loop online marketing. Digital Impact will be able to assist clients in managing their customers through the entire lifecycle of awareness-consideration-purchase-loyalty through a combination of email and search marketing strategy, analytics and campaign execution.
    Marketleap was founded in 1999 and has developed into a recognized leader in search engine optimization and online acquisition solutions. Marketleap combines innovative technology, intellectual capital, and key industry relationships with expert campaign management to achieve client business objectives online. Under the leadership of co-founders Noel McMichael and Paul Owen, Marketleap has experienced rapid growth and established itself as an industry thought and tools leader. Additionally, Marketleap was a founding board member of the Search Engine Marketers Professional Organization, where McMichael is Vice President.
    "This is a strategic acquisition for the Company," said William Park, Chairman and CEO of Digital Impact. "It reflects our strong commitment to broadening the digital marketing services and technologies we provide for our Global 2000 clients, and to integrating customer acquisition with retention, search with email marketing. Marketleap has delivered exceptional results for its clients in the hottest area of digital marketing and we look forward to making their technologies and expertise available to our clients."
    "We are extremely pleased to be joining forces with Digital Impact," said Noel McMichael, President and co-founder of Marketleap. "We know our clients are eager to expand their use of email to retain and grow their online customer relationships. We are equally eager to offer our acquisition tools and services to Digital Impact's blue chip base of clients, many of whom are expected to expand their search strategies this year."
    "As someone who's worked with Marketleap since 1999 and seen their growth and professionalism, the acquisition of Marketleap by Digital Impact is a good move for both companies," said Marshall Simmonds, Director of Search for Primedia. "Marketleap has provided About.com, MotorTrend, and other Primedia divisions reliable search marketing technology and service. Marketleap's expertise in search marketing is surpassed only by their passion and customer support. I look forward to seeing the results of this partnership."

    Outlook

    Digital Impact expects the acquisition to result in approximately $1.5 million in additional net revenues and approximately $300,000 in EBITDA(1) for fiscal 2005, before the impact of integration and transition costs. Due to non-cash charges, related to the amortization of intangible assets and stock based compensation, the transaction is not expected to be accretive in GAAP earnings per share for fiscal 2005. The Company is maintaining its fiscal first quarter guidance, provided in April, of $10.0 to $10.5 million in revenues and a loss of $0.02 to $0.04 per share. Going into the seasonally slow summer quarter, the Company expects consolidated fiscal second quarter revenues to be in the range of $10.0 to $10.5 million. The company will be providing more definitive EPS guidance during its quarterly earnings release and conference call on July 22.

    (1) EBITDA, or earnings before other income and expense, taxes, depreciation, amortization, and stock-based compensation, is a non-GAAP financial measure. The company believes that EBITDA is a useful measure of our business's operations, and can be used to supplement GAAP financial measures in evaluating company performance. At this time we are not providing a detailed reconciliation of EBITDA to GAAP net income because we have not completed the purchase price allocation which will determine the value of the intangible assets, in-process R&D and goodwill.

    Conference Call

    Digital Impact will host a conference call to discuss the acquisition at 11:00 a.m. PT today. The call is open to everyone and those wishing to participate should call 973-935-2100 or access the web cast at www.digitalimpact.com or www.fulldisclosure.com approximately 10 minutes prior. The web cast will be archived and a replay of the call will be available until July 26, 2004, by dialing 877-519-4471(international callers can access the replay by dialing 973-341-3080) and entering reservation #4956941.

    About Digital Impact

    Digital Impact is a leading provider of integrated digital marketing solutions for Global 2000 enterprises including Marriott, The Gap, and Hewlett-Packard. Digital Impact combines agency services with world-class campaign execution on a proprietary technology platform to deliver superior marketing results for clients. The Company's proprietary IMPACT(TM) platform combines campaign management with advanced analytics to assist account and client teams in designing, sending and analyzing direct marketing communications. The company creates and executes campaigns across multiple media channels: including personalized email, targeted websites, banner and other web advertisements, search engines, and direct mail (print). Digital Impact is a member of the TRUSTe Privacy Program and the NAI's Email Service Provider Coalition and works only with companies that adhere to appropriate consumer privacy guidelines. Digital Impact was founded in 1997 and has approximately 280 employees in its Silicon Valley, New York and London offices. The Company is publicly traded on the Nasdaq Stock Market under the ticker symbol DIGI.

    About Marketleap

    Marketleap is a recognized leader in search engine optimization and online acquisition solutions. The Company's innovative technology, industry relationships and intellectual capital have attracted such clients as Primedia, Kaiser Permanente and Tyco Electronics. Marketleap's tools and search engine optimization, paid inclusion and pay-for-placement services help clients effectively acquire and grow customer relationships to achieve their business objectives online. Marketleap was a founding board member of the Search Engine Marketers Professional Organization, where Marketleap founder Noel McMichael is Vice President. In addition, Marketleap is a trusted reseller for Overture's Paid Inclusion programs. Marketleap is also known for creating a series of free search engine marketing tools such as the Link Popularity Checker, Keyword Verification Reporter, and a Search Engine Saturation Reporter. These tools allow marketers to gauge the success of their search engine marketing efforts and have become industry benchmarks for tracking campaigns. For more information: www.Marketleap.com.

    Safe Harbor Statement

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected revenue and other measurements. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks that could cause actual results to differ materially from those anticipated in the forward-looking statement include, without limitation, the risk that the costs of integration following the transaction may be greater than expected and the risks of losing clients or failing to acquire new clients. Other information about factors that could cause actual results to differ materially from those predicted in Digital Impact's forward-looking statements is set out in its annual report on Form 10-K and quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Digital Impact undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.
    Further risks are detailed in Digital Impact's filings with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q.

    Digital Impact is a registered trademark of Digital Impact, Inc. All other brands or trademarks are the property of their respective owners.


    CONTACT: Digital Impact, Inc.
             David Oppenheimer, 650-356-3400
             ir@digitalimpact.com
              or
             Schwartz Communications
             Carol Carrubba or Amanda Lowe, 415-512-0770 (Media) digitalimpact@west.schwartz-pr.com
              or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686 (Investor Relations) kalt@krc-ir.com